EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64193 on Form S-8 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the School Specialty, Inc. 401(k) Plan for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
June 27, 2007